PRESS RELEASE

HOLIDAY RV SUPERSTORES, INC. ANNOUNCES MANAGEMENT CHANGES TO REFLECT INVOLVEMENT OF ATLAS RECREATIONAL SENIOR MANAGEMENT

          New CEO AND CFO to Spearhead Aggressive Acquisition Campaign

     ORLANDO,  Fla.,  January 25, 2000 - Holiday RV Superstores,  Inc.  (NASDAQ:
RVEE) today announced the appointments of Ronald G. Huneycutt (56) as President and Chief Executive Officer and Gary Rodney (50) Chief Financial Officer.

     The Company said the two appointments reflect Holiday RV's desire to utilize the management leadership of Atlas Recreational Holdings which acquired Holiday RV in July 1999. Both Mr. Huneycutt and Mr. Rodney are well known for their experience in the areas of mergers and acquisitions and in developing markets.

     Mr. Huneycutt, who had been Senior Vice President of Mergers and Acquisitions and a Director for the Company, replaces W. Hardee McAlhaney, who will remain with the Company as Assistant to the Chairman. Mr. Rodney replaces Patrick McNair, who resigned to pursue other interests.

     The Company also announced that Marco A. Martinez has been named Assistant to the President and Director of e-commerce.

     In announcing the appointments, Michael Riley, Chairman of Holiday RV Superstores, said, "Since our acquisition of Holiday RV in July 1999 our goal has been to take advantage of the fragmented RV and boat dealership market, to become the leading consolidator in this industry and to utilize the senior management talents of Atlas Recreational. The appointment of Ron Huneycutt and Gary Rodney were made primarily to accelerate these goals. The appointment of former Atlas Recreational Chief Financial Officer, Ron Huneycutt, allows us to take advantage of his significant expertise in the very specialized acquisition process. Gary Rodney brings to Holiday RV an executive with exceptional experience in developing and implementing Company growth strategies. We believe the addition of these executives will allow us to accelerate our strategic goals."

     Mr. Huneycutt, has been with Holiday RV Superstores since October 1999 and was responsible for the Company's acquisition of County Line Select Cars, Inc. He was previously Chief Financial Officer of Atlas Recreational Holdings, Inc., which acquired Holiday RV in July 1999. Mr. Huneycutt also served as Chief Financial Officer of Atlas Healthcare, Inc., and Coordinated Care Solutions, Inc. Previously, he held the posts of Vice President Finance for Hospital Staffing Services, Inc., Neonatology Certified, Inc. and Surgicare America, Inc.

     Mr. Huneycutt, a Certified Public Accountant, was a partner in Coopers & Lybrand (now PriceWaterhouseCoopers). He holds a Bachelor's of Science Degree in Accounting from the University of Virginia.

     Mr. Rodney, also a certified Public Accountant, brings over 25 years of senior finance and management experience to Holiday RV. He joins the Company from Command Software Systems, Inc., Jupiter, Florida, where he was Chief Financial Officer. He held similar positions with Atlas Papermills, Ltd., Crest Industries, Inc., and Moss Manufacturing Inc.

     Mr. Rodney began his career as a Manager Audit Tax and CPS with Price Waterhouse/Touche Ross. He holds a MBA from Barry University, Miami, and a BBA from Florida International University, Miami.

     Mr. Martinez had been Director of Operations for County Line RV, acquired by Holiday RV. He was General Manager, Vice President and a Director of Rexhall Industries, Inc., a Lancaster, California, manufacturer of motor homes. A former career Air Force Officer who is still active in the Air Force reserves, Mr. Martinez brings to Holiday RV significant administrative and organization skills. He holds an AA in Business Administration from Antelope Valley College, a BA in Religion from Abiliene Christian College and an MA and MDIV Master of Divinity from Pepperdine University.

     Holiday RV Superstores (www.recusa.com) is the nation's only publicly traded chain of dealerships specializing in sales of recreational vehicles and boats. The Company sells, services and finances more than 50 RV and boat brands
- including Airstream, Beaver, Fleetwood, National RV, Rexhall, Thor, Winnebago, Bayliners, Sea Ray and Mariah - from its chain of 12 dealerships in California, Florida, New Mexico and South Carolina.

                                       ###

The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under security laws. These statements involve a number of risks and uncertainties that could cause results to differ materially including, but not limited to, the performance of the recreational vehicle or boat industries, certain customers or affiliated companies, as well as other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices.